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                                                                   Exhibit 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS





Coopers & Lybrand L.L.P.
Stamford, Connecticut
August 14, 1996



We consent to the incorporation by reference in the Registration Statement of Noise Cancellation Technologies, Inc. (the "Company") on Form S-3 (File No. 0-18267) of our report dated March 24, 1994, except as to the third paragraph therein related to certain subsequent uncertainties for which the date is December 19, 1994, on our audit of the financial statements and the financial statement schedules of the Company as of December 31, 1993 and for the year then ended, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Amendment Nos. 1, 2, 3, 4, and 5 thereto on the Company's five Form 10-K/A's filed respectively on April 29, 1996, May 8, 1996, May 24, 1996, June 11, 1996, and June 13, 1996.

Such report contains a paragraph which emphasizes certain uncertainties (unaudited) arising subsequent to the date of our original report that indicate that at December 19, 1994 the Company may be unable to continue as a going concern through 1995.

We also consent to the reference to our firm under the caption "Experts."





                                                  /s/ COOPERS & LYBRAND L.L.P.
                                                  -----------------------------
                                                  COOPERS & LYBRAND L.L.P.




Stamford, Connecticut
August 14, 1996

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